EXHIBIT 1.01

POWER INTEGRATIONS, INC.

Conflict Minerals Report

For The Year Ended December 31, 2025

Introduction

This is the Conflict Minerals Report of Power Integrations, Inc. (“Power Integrations,” “we,” “our,” and “us”) for the calendar year ended December 31, 2025, presented to comply with Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) Section 1502. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “3TG”) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Company Overview

Power Integrations designs, develops and markets analog and mixed-signal integrated circuits (“ICs”) and other electronic components and circuitry used in high-voltage power conversion. Our products are used in power converters that convert electricity from a high-voltage source to the type of power required for a specified downstream use. In most cases, this conversion entails, among other functions, converting alternating current to direct current or vice versa, reducing or increasing the voltage, and regulating the output voltage and/or current according to the customer’s specifications. We also offer high-voltage gate drivers—either standalone ICs or circuit boards containing multiple ICs, electrical isolation components and other circuitry—used to operate high-voltage switches such as insulated-gate bipolar transistors (IGBTs) and silicon-carbide (SiC) MOSFETs. Power Integrations primarily relies on its contract manufacturers and direct suppliers for the manufacturing of its high-voltage analog ICs and IGBT drivers and modules.

Conflict Minerals Policy

Power Integrations’ policy statement regarding conflict minerals has been made available on its website since March 2013. The policy in place during the reporting period was as follows:

On August 22, 2012, the SEC adopted the conflict minerals rule pursuant to Section 1502 of the Dodd-Frank Act, requiring all publicly traded companies to disclose the use of “conflict minerals” necessary to the functionality or production of their products manufactured or contracted to be manufactured.

The term “conflict minerals” refers to:

●	Coltan (columbite-tantalite) and its derivatives (Tantalum)
●	Cassiterite and its derivatives (Tin)
●	Wolframite and its derivatives (Tungsten)
●	Gold

that may or may not originate from the Democratic Republic of Congo (the “DRC”) or adjoining countries.

Power Integrations has considered the Rule’s requirements, related guidance from the Organization for Economic Cooperation and Development (“OECD”), the Responsible Business Alliance and the Global e-Sustainability Initiative and is committed to complying with this legislation.

3TG minerals are necessary to the functionality or production of the products contracted to be manufactured by Power Integrations. However, Power Integrations does not purchase these minerals directly from the smelters or mines. Power Integrations relies on its manufacturing partners for the manufacturing of its products. The requirement to source such minerals from the list of conformant smelters and refiners per www.responsiblemineralsinitiative.org/tin-smelters-list/conformant-tin-smelters has been communicated to all manufacturing partners, including the direct suppliers and distributors, through the use of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template.

Power Integrations requires its manufacturing partners, including the direct suppliers and distributors, to have a purchasing policy/supplier selection program to ensure that all products manufactured or sold by Power Integrations that contain tantalum, tin, tungsten and gold are conflict-free or sourced from the list of conformant smelters and refiners.

CONFLICT MINERALS DISCLOSURE

Reasonable Country of Origin Inquiry

Products Containing Conflict Minerals:

Based upon Power Integrations’ internal assessment, the products we sell contain 3TG minerals. Tantalum may be present in some capacitors, high-power resistors and sensors used in IGBT drivers. Tin is used in solder paste, printed circuit board surface metallization and external lead plating. Tungsten is either used in via contacts, as a sputter target or in the gas tungsten hexafluoride during the manufacturing process, while gold is typically used for wire bonding that provides electrical connection between the silicon chip and the external leads of integrated circuits, for printed circuit board surface metallization, and in the plating for jumpers and connectors.

Inquiry Process:

Power Integrations has adopted the Conflict Minerals Reporting Template developed by the RMI. All contract manufacturers either receive and sign a “Manufacturing Partnership Manual” agreement that informs our suppliers about the conflict minerals requirements or the RMI Conflict Minerals Reporting Template. We send the RMI Conflict Minerals Reporting Template to all contract manufacturers and printed circuit board assembly suppliers and distributors (“Supplier Survey”), and we resend it whenever there is a revision.

Power Integrations performs the following related to the Supplier Surveys:

●	Evaluates the responses from the suppliers and provides training when necessary;
●	Compares the smelters and refiners identified by the direct suppliers against the reasonable country of origin (“RCOI”) list provided by the RMI’s independent third-party smelter audit program;
●	Reviews the Supplier Surveys for completeness and follows up on incomplete information or information that would lead us to believe material is not DRC conflict-free for all products; and
●	Summarizes all responses from the Supplier Surveys.

Results of Inquiry

As of the date of this filing, based on the RCOI responses and analysis of such responses, as it applies to the calendar year ended December 31, 2025, Power Integrations cannot ascertain the source mine and country of origin of all relevant conflict minerals or 3TG minerals and/or their derivatives that are necessary to the functionality or production of our products. Therefore, we have continued to proceed with additional due diligence procedures for the purpose of determining the status of our products as it pertains to the source and chain of custody of conflict minerals.

Due Diligence Measures

Power Integrations’ conflict minerals policy and the associated due-diligence program are based on the OECD five-step framework known as OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

The following steps outline the due diligence measures taken to determine the country of origin:

1.	Policy and Management System

Conflict Minerals Policy - The policy establishes Power Integrations’ expectations of its suppliers to source the required minerals from the list of conformant smelters and refiners that may be found at www.responsiblemineralsinitiative.org/smelter-links/smelter-database/. The policy resides on our website under “Operations and Sustainability” and can be accessed directly from www.power.com/products/product-documents/conflict-minerals-policy-statement/. The policy is periodically reviewed and updated, as necessary.

Management System - The policy is formally documented in Power Integrations’ Regulatory Compliance Policy. Direct suppliers (contract manufacturers) are required to provide information on the smelters or refiners in their supply chain using the RMI Conflict Minerals Reporting Template.

2.	Risk Assessment

Power Integrations adopted the RMI Conflict Minerals Reporting Template. Power Integrations’ quality assurance department:

●	Reviews and ascertains the products that contain 3TG minerals;
●	Identifies the direct suppliers that provide products containing conflict minerals;
●	Evaluates the responses via the Conflict Minerals Reporting Template from the suppliers for all products;
●	Compares the smelters and refiners identified by the direct suppliers against the smelter list provided by RMI’s independent third-party smelter audit program; and
●	Summarizes all responses from the Supplier Surveys.

Based on the results of this process, Power Integrations has been able to determine the smelters from which certain of its conflict minerals originate, which are listed at the end of this report under “Smelters Reported by the Direct Suppliers.” There are 90 gold, 32 tantalum, 50 tin and 31 tungsten smelters identified.

3.	Mitigate Risk

Power Integrations understands that the global supply chain of conflict minerals is complex and that disclosure of mineral sources is often considered confidential. To reduce potential supply chain risk, Power Integrations communicated the requirements of the Dodd-Frank Act to its direct suppliers and required its direct suppliers to train their smelters and to recommend that their smelters and refiners participate in an independent assessment through the Responsible Minerals Assurance Process (“RMAP”).

4.	Audit of Smelters/Refiners

As a company member of RMI, Power Integrations leveraged the due diligence conducted on smelters and refiners by the RMAP. Efforts to determine mine or location of origin through RMI are described on the RMI website at www.responsiblemineralsinitiative.org.

5.	Report on Supply Chain Due Diligence

The Form SD Specialized Disclosure and the Conflict Minerals Report constitute Power Integrations’ annual report on its conflict minerals due diligence. The Form SD to which this report is attached as Exhibit 1.01 for the calendar year ended December 31, 2025 is filed with the SEC.

Additional Steps

Power Integrations maintains an ongoing effort to mitigate the risk that armed groups could benefit from our use of conflict minerals. Power Integrations continues to encourage its direct suppliers to train their smelters and to recommend that their smelters and refiners participate in an independent assessment through the RMAP.

Limitations on Due Diligence

This Conflict Minerals Report is based on the due-diligence activities performed to date in good faith by Power Integrations and is based on the infrastructure and information available at the time of the filing of this report. There are factors that could affect the accuracy of the information. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Gold	Abington Reldan Metals, LLC	United States of America	CID002708
Gold	Advanced Chemical Company	United States of America	CID000015
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Metalfine Inc.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Republic of Korea	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China	CID004755
Gold	GG Refinery Ltd	United Republic of Tanzania	CID004506
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States of America	CID000969

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Republic of Korea	CID002605
Gold	LS MnM Inc.	Republic of Korea	CID001078
Gold	LT Metal Ltd.	Republic of Korea	CID000689
Gold	Materion	United States of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MKA PAMP S.A.	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Republic of Korea	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Remondis PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Safina A.S	Czechia	CID002290
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	CID002918
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	D Block Metals, LLC	United States of America	CID002504
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Materion Newton Inc.	United States of America	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	United States of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Alpha Assembly Solutions Inc	United States of America	CID000292
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Plurinational State of Bolivia	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Metallic Resources, Inc.	United States of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mining Minerals Resources SARL	Democratic Republic of the Congo	CID004065
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Plurinational State of Bolivia	CID001337
Tin	PT Arsed Indonesia	Indonesia	CID005067
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan, Province of China	CID001539
Tin	Super Ligas	Brazil	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	Thaisarco	Thailand	CID001898

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States of America	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders Corp.	United States of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Hubei Green Tungsten Co.,Ltd	China	CID003417
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Kenee Mining Corporation Vietnam	Vietnam	CID004619
Tungsten	Kennametal Fallon	United States of America	CID000966
Tungsten	Kennametal Huntsville	United States of America	CID000105
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Vietnam	CID002543
Tungsten	Niagara Refining LLC	United States of America	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082